EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of First Hawaiian, Inc. on Form S-4 to be filed on October 17, 1997, of our report dated January 16, 1997, on our audits of the consolidated financial statements of First Hawaiian, Inc. and its subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the 1996 Annual Report on Form 10-K incorporated by reference in this registration statement. We also consent to the reference to our firm under the caption "Independent Auditors".



                                    /s/ Coopers & Lybrand L.L.P.

                                    COOPERS & LYBRAND L.L.P.




Honolulu, Hawaii
October 16, 1997